Exhibit 10.1
NINTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT
THIS NINTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this "Amendment") dated as of March 10, 2021, is made by and among the BORROWERS party hereto (the "Borrowers"), the GUARANTORS party hereto (the "Guarantors"), the financial institutions party hereto as LENDERS (collectively, "Lenders" and each individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for the Lenders (PNC, in such capacity, "Agent"), and J.P. MORGAN EUROPE LIMITED ("JPM Europe"), as European agent for the Lenders (JPM Europe, in such capacity, the "European Agent").
WITNESSETH:
WHEREAS, the Borrowers, the Guarantors, the Lenders, the Agent and the European Agent are parties to that certain Amended and Restated Revolving Credit and Security Agreement, dated as of September 30, 2015, as amended by (i) First Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of February 16, 2016, (ii) Waiver and Second Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of May 3, 2016, (iii) Release and Third Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of September 30, 2016, (iv) Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of November 30, 2016, (v) Waiver and Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of June 7, 2017, (vi) Sixth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of November 13, 2019, (vii) Seventh Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of May 29, 2020, and (viii) Eighth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of January 15, 2021 (as so amended or otherwise modified, the "Credit Agreement"); and
WHEREAS, the Borrowers and the Guarantors have requested the Lenders to make certain amendments and other accommodations to the Credit Agreement as more fully set forth herein. The Lenders have agreed to such amendments and accommodations, subject to the terms and conditions set forth in this Amendment.
NOW THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.Recitals. The foregoing recitals are incorporated herein by reference.
2.Defined Terms. Capitalized terms not otherwise defined in this Amendment have the meanings given to them in the Credit Agreement.

3.Amendments of Section 1.2 – Addition of Defined Terms. The following new defined terms shall be added to Section 1.2 of the Credit Agreement in the correct alphabetical order as follows:
2024 Convertible Notes shall mean the Company's 5.00% unsecured senior convertible notes, issued in 2019 and 2020 and due November 15, 2024, in the aggregate original principal amount not to exceed $146,784,000.
2026 Convertible Notes shall mean the Company's unsecured senior convertible notes, issued in 2021 and due in 2026, in the aggregate original principal amount not to exceed $150,000,000.
2026 Convertible Notes Hedge Transaction shall mean any call or capped call option (or substantially equivalent derivative transaction) on the Company's common shares (including, for the avoidance of doubt, any call or capped call option that may be settled in whole or in part in cash) purchased by the Company substantially concurrently with, and in connection with, any issuance or issuances of the 2026 Convertible Notes; provided that the purchase price for such 2026 Convertible Notes Hedge Transaction, does not exceed the net proceeds received by the Company from the sale of the related 2026 Convertible Notes.
4.Amendments of Section 1.2 – Amendment and Restatement of Defined Terms. The following defined terms in Section 1.2 of the Credit Agreement are hereby amended and restated as follows:
2022 Convertible Notes shall mean the Company's 4.50% unsecured senior convertible notes, issued in 2017 and due June 1, 2022, in the aggregate original principal amount not to exceed $120,000,000.
Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations; (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker’s acceptance agreement or similar arrangement; (e) net obligations under any Interest Rate Hedge, Foreign Currency Hedge, or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; provided for purposes of calculating Indebtedness hereunder, the foregoing net obligations shall not be included unless any such agreement or device has been closed out or any amount is due and payable thereunder; (f) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due); (g) all Equity Interests of such Person subject to repurchase or redemption/retraction rights or obligations (excluding repurchases or redemptions at the sole option of such Person); (h) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (i) all obligations of such Person for “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (j) off-balance sheet liabilities and/or pension plan liabilities of such Person; (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business; and (l) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (k). For the avoidance of doubt, the 2021 Convertible Notes Warrant Transaction and the 2022 Convertible Notes Warrant Transaction shall not constitute Indebtedness. For avoidance of doubt, obligations under operating leases are not considered Indebtedness.
5.Amendment of Section 1.2 – Subsection (d) of the Definition of Change of Control. Subsection (d) of the definition of Change of Control contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(d)    a "change of control" or any comparable term under, and as defined in the documents governing the 2022 Convertible Notes, the 2024 Convertible Notes, the 2026

Convertible Notes or any other material Indebtedness of the Company shall occur prior to the date such Indebtedness is repaid or redeemed in accordance with, or to the extent not prohibited by, the provisions of this Agreement; or
6.Amendment of Section 1.2 – Subsection (F) of the Definition of Permitted Indebtedness. Subsection (F) of the definition of Permitted Indebtedness contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(F)    Indebtedness under the 2022 Convertible Notes, the 2024 Convertible Notes and the 2026 Convertible Notes (in each case, including any guaranties thereof and subject to compliance with Section 7.19);
7.Amendment of Section 1.2 – Subsection (F) of the Definition of Permitted Investments. Subsection (F) of the definition of Permitted Investments contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(F)    investments under the 2022 Convertible Notes Hedge Transaction, in an amount not to exceed $20,000,000 (net of the proceeds payable to the Company in respect of any related 2022 Convertible Notes Warrant Transaction), and investments under the 2026 Convertible Notes Hedge Transaction;
8.Amendment of Section 1.2 – Deletion of Defined Term. The following defined term contained in Section 1.2 of the Credit Agreement shall be deleted in its entirety:
2021 Convertible Notes
2021 Convertible Notes Call Spread Transaction
2021 Convertible Notes Hedge Transaction
Phase 1 Private Exchange
Phase 1 Convertible Notes
Phase 2 Private Exchange
Phase 2 Convertible Notes
Unexchanged 2021 Convertible Notes
Unexchanged 2022 Convertible Notes

9.Amendment of Section 2.19(b) – Mandatory Prepayments. Section 2.19(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b)    In the event of the issuance of any Equity Interests by or capital contributions to any Loan Party (other than any Equity Interests issued in connection with the issuance of the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes, any conversion of any of the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes, and/or entry into, exercise, settlement, early termination or other performance of obligations under (including by netting or set-off) the 2021 Convertible Notes Warrant Transactions, the 2022 Convertible Notes Call Spread Transaction or the 2026 Convertible Notes Hedge Transaction or issuances under either of the foregoing), such Loan Party shall, no later than ten (10) Business Days after the receipt by such Loan Party of the net cash proceeds of any issuance of Equity Interests, repay the Advances under the relevant Facility, in an amount equal to fifty percent (50%) of such net cash proceeds in the case of an issuance of Equity Interests by or capital contribution to any Loan Party. Such repayments will be applied in the same manner as set forth in Section 11.5.
10.Amendment of Section 6.24 – Conditions Subsequent. Section 6.24 [Conditions Subsequent] of the Credit Agreement is hereby amended to change "6.24" to "6.25".
11.Amendment of Section 7.7 – Dividends. Clauses (e) through (i) of Section 7.7 of the Credit Agreement are hereby amended and restated in their entirety as follows:
(e)    any purchase by the Company of a 2022 Convertible Notes Hedge Transaction or a 2026 Convertible Notes Hedge Transaction; provided that prior to and after giving effect to such purchase (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate;
(f)    purchases, redemptions or retirements by the Company of any Equity Interests upon exercise and settlement or termination of the 2022 Convertible Notes Hedge Transactions or the 2026 Convertible Notes Hedge Transactions;
(g)    distributions on the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes (including, without limitation, upon conversion thereof); provided that prior to and after giving effect to such distributions (other than the payment of interest on the 2022 Convertible Notes, the 2024 Convertible Notes, the 2026 Convertible Notes and/or delivery of common shares of the Company (together with cash in lieu of any fractional shares) upon any conversion of the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes) (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate;
(h)    purchases, redemptions or other retirements of any shares of common stock of the Company arising from the conversion of the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes; provided that prior to and after giving effect to such purchases, redemptions or retirements (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate; and
(i)    the issuance of, entry into, (including any payments of premiums in connection therewith), performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption, settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common shares of the Company or any combination thereof) or the satisfaction of any condition that would permit or require any of the foregoing, any 2021 Convertible Notes Warrant Transactions, 2022 Convertible Notes, any 2022 Convertible Notes Call Spread Transaction, any 2024 Convertible Notes, any 2026 Convertible Notes, and any 2026 Convertible Notes Hedge Transaction.
12.Amendment of Section 7.17 – Prepayment of Indebtedness. Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:
7.17    Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness in excess of $1,000,000 in the aggregate during the Term, (other than Indebtedness (a) to Lenders, (b) of a Loan Party to another Loan Party, (c) of an Excluded Subsidiary to a Loan Party, (d) of an Excluded Subsidiary to another Excluded Subsidiary, or (e) under the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026

Convertible Notes (including, for the avoidance of doubt, conversion, exercise, repurchase, redemption, settlement or early termination or cancellation); provided, that, in each case, prior to and after giving effect to such prepayment (i) no Default or Event of Default exists or is continuing, (ii) in the case of clauses (a), (b), (c) or (d), US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate and (iii) in the case of clause (e), after giving effect to such transaction, the Convertible Notes Prepayment Test is met) or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party in excess of $1,000,000 in the aggregate during the Term (other than Indebtedness (a) of a Loan Party to another Loan Party, (b) of an Excluded Subsidiary to a Loan Party, (c) of an Excluded Subsidiary to another Excluded Subsidiary, or (d) under the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes; provided, that, in each case, prior to and after giving effect to such repurchases, redemptions, retirements or acquisitions (i) no Default or Event of Default exists or is continuing, (ii) in the case of clauses (a), (b) or (c), US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate and (iii) in the case of clause (d), after giving effect to such transaction, the Convertible Notes Prepayment Test is met). Notwithstanding the above, any Loan Party and any of its Subsidiaries may at any time, directly or indirectly, prepay, repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party under the 2022 Convertible Notes or under the 2024 Convertible Notes (solely with respect to the 2024 Convertible Notes, not in excess of $50,000,000 in the aggregate during the Term) (including, in each case, for the avoidance of doubt, conversion, exercise, repurchase, redemption, settlement or early termination or cancellation) to the extent such prepayment, repurchase, redemption, retirement or other acquisition is made with the proceeds of the issuance of the 2026 Convertible Notes.
Notwithstanding the above, no European Loan Party may, at any time that any amount of the European Facility Revolving Facility Usage is outstanding, directly or indirectly, repay any Indebtedness other than to another European Loan Party or acquire any Indebtedness other than of any other European Loan Party unless the European Undrawn Availability at that time, and immediately after making such repayment, exceeds (and has at all times in the preceding 30 day period exceeded) $3,000,000.
13.Amendment of Section 7.19 – Covenants as to Certain Indebtedness. Section 7.19 of the Credit Agreement is hereby amended and restated in its entirety as follows:
7.19    Covenants as to Certain Indebtedness. Amend or modify any provisions of the documents governing the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes, in each case, in any material and adverse way (with any changes to the interest rate, redemption requirements, amortization schedule, negative covenants and events of default deemed to be material for purposes hereof, but without limiting any other changes which may be material) without providing at least fifteen (15) calendar days' prior written notice to Agent and Lenders, and obtaining the prior written consent of the Applicable Required Lenders, it being understood for the avoidance of doubt, that adjustments, amendments, and modifications expressly required to be made pursuant to the terms of the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes shall be permitted. Notwithstanding the foregoing, the issuance of the 2026 Convertible Notes is expressly permitted so long as the Borrowers provide Agent and Lenders with (x) a draft preliminary offering memorandum describing all material terms (other than pricing terms) of the 2026 Convertible Notes, in form and substance reasonably acceptable to Agent, and (y) the final form of indenture governing the 2026 Convertible Notes as soon as available.
14.Amendment of Sub-clause (b) of Section 9.5 – Material Occurrences. Sub-clause (b) of Section 9.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the 2022 Convertible Notes, the 2024 Convertible Notes and/or the 2026 Convertible Notes;
15.Amendment of Section 9.16 – Notices Under Certain Indebtedness Documents. Section 9.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:
9.16    Notices Under Certain Indebtedness Documents. At the same time sent or provided to the holders of the 2022 Convertible Notes, the 2024 Convertible Notes and/or the 2026 Convertible Notes (in each case, without duplication), deliver to Agent copies of all notices and reports provided in connection with the 2022 Convertible Notes, the 2024 Convertible Notes and/or the 2026 Convertible Notes, it being understood that any such notices or reports that are filed by the Company with the SEC shall be deemed to be delivered to Agent on the date on which such notices or reports are posted on the SEC's website at www.sec.gov.
16.Amendment of Section 10.10 – Cross Default. Section 10.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:
10.10    Cross Default. Either (x) any specified "event of default" under any Indebtedness in excess of $1,000,000 (other than the Obligations) of any Loan Party, or any other event or circumstance which would permit the holder of any such Indebtedness of any Loan Party to accelerate such Indebtedness (and/or the obligations of such Loan Party thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness), other than any event or circumstance (including, without limitation, the passage of time) that results in the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes becoming convertible pursuant to their terms; provided that, solely to the extent such 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes are converted in connection with such event or circumstance, prior to and after giving effect to such conversions (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate or (y) a default of the obligations of any Loan Party under any other agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect;
17.Amendment of Section 13.1 – Term. Section 13.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
13.1    Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, each Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the earlier of (the "Term") (i) January 16, 2024 or (ii) subject to the following sentence, one hundred (100) days prior to the maturity of the 2022 Convertible Notes, the 2024

Convertible Notes or the 2026 Convertible Notes, or the maturity date of a refinancing of any of the 2022 Convertible Notes, 2024 Convertible Notes or the 2026 Convertible Notes (the "Springing Maturity Date") unless sooner terminated as herein provided. If a Springing Maturity Date would cause the Term to expire prior to January 16, 2024, the Borrowers may elect, in lieu of allowing the Term to expire, to increase the Availability Block by the amount due within such one hundred (100) day period pursuant to the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes (or any refinancing thereof) so long as (A) no Default or Event of Default exists or is continuing and (B) after giving effect to such increase in the Availability Block, the Convertible Notes Prepayment Test is met. Loan Parties may terminate this Agreement at any time upon prior written notice to Agent and upon indefeasible payment in full of all of the Obligations.
18.Amendment of Section 16.6 – Notice. Section 16.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:
16.6    Notice. Any notice or request hereunder may be given to Borrowing Agent or any Loan Party or to any Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 16.6. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone (save with respect to Notices to European Agent) or in writing (which includes by means of electronic transmission (i.e., “e-mail”)) or by setting forth such Notice on a website to which Loan Parties are directed (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:
(a) In the case of hand-delivery, when delivered;

(b) If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, Canada Post or other applicable postal service, with first-class postage prepaid, return receipt requested;
(c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, an electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day), provided always that telephonic Notice shall not be a valid form of communication to the European Agent;
(d) In the case of electronic transmission, when actually received;
(e) In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and
(f) If given by any other means (including by overnight courier), when actually received.
Any Lender giving a Notice to any Applicable Borrowing Agent or any Loan Party shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Agents and other Lenders of its receipt of such Notice.
(A)     If to Agent or PNC at:
PNC Bank, National Association
PNC Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attention: Cheryl Thon
Telephone: (412) 762-7806
Facsimile: (412) 762-8672

with a copy to:

PNC Bank, National Association
PNC Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor

Pittsburgh, Pennsylvania 15219
Attention: Trina Barkley
Telephone: (412) 768-0423
Facsimile: (412) 705-2006

with an additional copy to:

PNC Bank, National Association
1900 East Ninth Street, 9th Floor
Cleveland, Ohio 44114
Attention: Todd Milenius
Telephone: (216) 222-9761
Facsimile: (216) 222-8155
(B)     If to European Agent at:

J.P. Morgan Europe Limited
Loans Agency 6th floor
25 Bank Street, Canary Wharf
London E14 5JP
United Kingdom
Attention: Loans Agency
Telephone: +44 20 7134 8188
Telecopier: +44 20 7777 2360
Email: loan_and_agency_london@jpmorgan.com
(B)     If to a Lender other than Agent, as specified on the signature pages hereof
(B)     If to any Applicable Borrowing Agent or any Loan Party:

Invacare Corporation
One Invacare Way
Elyria, OH 44035
Attention: Kathleen P. Leneghan
Telephone: (440) 329-6717
Email: kleneghan@invacare.com
    with a copy to:
    Calfee, Halter & Griswold LLP
The Calfee Building
1405 East Sixth Street
Cleveland, OH 44114

Attention: Brian A. McMahon
Telephone: (216) 622-8660
Email: bmcmahon@calfee.com

19.Conditions Precedent. The effectiveness of this Amendment is subject to the receipt by the Agent of the following items, each in form and content satisfactory to the Agent:
(a)the Agent shall have received this Amendment, duly executed by a duly authorized officer of each of the Loan Parties, each of the Applicable Required Lenders, the Agent and the European Agent;
(b)no Default or Event of Default shall have occurred; and
(c)the Borrowers shall have paid (i) to Agent, all of Agent's costs and expenses (including Agent's attorneys' fees) incurred in connection with the preparation of this Amendment and (ii) to Agent for the ratable benefit of the US-Canada Lenders (based upon the respective US-Canada Revolving Commitment Amount of each US-Canada Lender) an amendment fee in an amount equal to $120,000;
20.Representations and Warranties. Each Borrower and each Guarantor covenants and agrees with and represents and warrants to the Agent, the European Agent and the Lenders as follows:
(a)each Borrower's and each Guarantor's obligations under the Credit Agreement, as modified hereby, are and shall remain secured by the Collateral pursuant to the terms of the Credit Agreement and the Other Documents;
(b)each Borrower and each Guarantor possesses all of the powers requisite for it to enter into and carry out the transactions referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the Other Documents and any other documents contemplated herein that are to be performed by such Borrower or such Guarantor; and that any and all actions required or necessary pursuant to such Borrower's or such Guarantor's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by such Borrower and such Guarantor of the terms and conditions of this Amendment, the Credit Agreement and the Other Documents, and that such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which such Borrower or such Guarantor is a party or by which such Borrower or such Guarantor or any of its properties are bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by such Borrower and/or such Guarantor of the terms and conditions of this Amendment, the Credit Agreement, the Other Documents and the transactions contemplated hereby and thereby have been obtained by such Borrower and such Guarantor and are in force and effect;

(c)this Amendment, the Credit Agreement, and the Other Documents constitute the valid and legally binding obligations of each Borrower and each Guarantor, enforceable against such Borrower and such Guarantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;
(d)all representations and warranties made by each Borrower and each Guarantor in the Credit Agreement and the Other Documents are true and correct in all material respects as of the date hereof, with the same force and effect as if all such representations and warranties were fully set forth herein and made as of the date hereof and each Borrower and each Guarantor has complied with all covenants and undertakings in the Credit Agreement and the Other Documents;
(e)this Amendment is not a substitution, novation, discharge or release of any Borrower's or any Guarantor's obligations under the Credit Agreement or any of the Other Documents, all of which shall and are intended to remain in full force and effect;
(f)no Event of Default or Potential Default has occurred and is continuing under the Credit Agreement or the Other Documents; there exist no defenses, offsets, counterclaims or other claims with respect to any Borrower's or any Guarantor's obligations and liabilities under the Credit Agreement or any of the Other Documents;
(g)each Borrower and each Guarantor hereby ratifies and confirms in full its duties and obligations under the Credit Agreement, the Guaranty Agreement, and the Other Documents applicable to it, each as modified hereby; and
(h)each Borrower and each Guarantor hereby agrees, as an independent obligation to the European Agent (to the extent such Guarantor or Borrower is party to the English Law Guaranty), to be bound by the terms of the English Law Guaranty as if it had been set out in full again here with such changes as are appropriate to fit this context, for the avoidance of doubt with references to the Credit Agreement and Other Documents each as modified hereby.
21.Reimbursement of Expenses. The Borrowers, jointly and severally, shall pay or cause to be paid to the Agent all costs and expenses accrued through the date hereof and the costs and expenses of the Agent including, without limitation, fees of the Agent's counsel in connection with this Amendment.
22.Document References. As used in the Credit Agreement and each of the Other Documents, the terms "this Credit Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended and modified by this Amendment. The term "Other Documents" as defined in the Credit Agreement shall include this Amendment.
23.Integration. This Amendment, together with the Credit Agreement and the Other Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Amendment, each Borrower and each Guarantor acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by Agent or any Lender or any employee or agent of Agent or any Lender, except for the agreements of Agent and the Lenders set forth herein. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part hereof to be drafted.
24.Successors and Assigns. This Amendment shall apply to and be binding upon the Borrowers and the Guarantors in all respects and shall inure to the benefit of each of the other parties hereto and their respective successors and assigns, provided that none of the Borrowers nor the Guarantors may assign, transfer or delegate its duties and obligations hereunder. Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person or entity other than the parties hereto a legal or equitable right, remedy or claim under or with respect to this Amendment, the Credit Agreement or any Other Documents, it being the intention of the parties hereto that this Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the parties hereto.
25.Severability. If any one or more of the provisions contained in this Amendment, the Credit Agreement, or the Other Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained in this Amendment, the Credit Agreement or the Other Documents shall not in any way be affected or impaired thereby, and this Amendment, the Credit Agreement and the Other Documents shall otherwise remain in full force and effect.
26.Further Assurances. Each Borrower and each Guarantor agrees to execute such other and further documents and instruments as Agent may request to implement the provisions of this Amendment.
27.Governing Law. This Amendment will be governed by the internal laws of the State of New York without reference to its conflicts of law principles.
28.Waiver and Release. Each Borrower and each Guarantor, by signing below, hereby waives and releases Agent, the European Agent, Issuer and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which any Borrower or any Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
29.Counterparts; Electronically Delivered Signatures. This Amendment may be executed in any number of counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Delivery of executed signature pages hereof by facsimile or other means of electronic transmission from one party to another shall constitute effective and binding execution and delivery thereof by such party. Any party that delivers its original counterpart signature to this amendment by facsimile transmission hereby covenants to deliver its original counterpart signature promptly thereafter to the Agent.
30.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO NINTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]
Each of the parties has signed this Ninth Amendment to Amended and Restated Revolving Credit and Security Agreement as of the day and year first above written.

US BORROWERS:
Invacare Corporation, an Ohio corporation By: /s/ Kathleen P. Leneghan Name: Kathleen P. Leneghan Title: Senior Vice President and Chief Financial Officer

Freedom Designs, Inc., a California corporation
Alber USA, LLC, an Ohio limited liability company
Medbloc, Inc., a Delaware corporation
By: /s/ Kathleen P. Leneghan
Name:    Kathleen P. Leneghan
Title:    Vice President and Treasurer

Invacare Continuing Care, Inc., a Missouri corporation By: /s/ Kathleen P. Leneghan Name: Kathleen P. Leneghan Title: Vice President and General Manager

[SIGNATURE PAGE TO NINTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

US GUARANTORS:

Adaptive Switch Laboratories, Inc., a Texas corporation
Invacare Credit Corporation, an Ohio corporation
Invacare Holdings, LLC, an Ohio limited liability company
Invamex Holdings LLC, a Delaware limited liability company

By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer

[SIGNATURE PAGE TO NINTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

CANADIAN BORROWERS:

Invacare Canada L.P., an Ontario limited partnership, by its general partner, Invacare Canada General Partner Inc.
Motion Concepts L.P., an Ontario limited partnership, by its general partner, Carroll Healthcare Inc.
Perpetual Motion Enterprises Limited, an Ontario corporation
By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer

CANADIAN GUARANTORS:

Carroll Healthcare General Partner, Inc., an Ontario corporation
Carroll Healthcare Inc., an Ontario corporation
Invacare Canada General Partner Inc., a Canada corporation

By: /s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan
Title: Vice President and Treasurer

[SIGNATURE PAGE TO NINTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

ENGLISH BORROWERS:
Invacare Limited, a company incorporated in England and Wales with company number 05178693 By: /s/ Philippe Gretz Name: Philippe Gretz Title: Director
ENGLISH GUARANTORS:
Invacare Limited, a company incorporated in England and Wales with company number 05178693 By: /s/ Philippe Gretz Name: Philippe Gretz Title: Director
Invacare UK Operations Limited, a company incorporated in England and Wales with company number 03281202 By: /s/ Philippe Gretz Name: Philippe Gretz Title: Director

[SIGNATURE PAGE TO NINTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

FRENCH BORROWERS:
Invacare Poirier SAS By: /s/ Philippe Gretz Name: Philippe Gretz Title: President Duly Authorised
FRENCH GUARANTORS:
Invacare Poirier SAS By: /s/ Philippe Gretz Name: Philippe Gretz Title: President Duly Authorised
Invacare France Operations S.A.S. By: /s/ Philippe Gretz Name: Philippe Gretz Title: President Duly Authorised

[SIGNATURE PAGE TO NINTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

DUTCH GUARANTORS:
Invacare B.V. By: /s/ Désirée de la Fuente – van Baal Name: Désirée de la Fuente – van Baal Title: Statutory Director By: /s/ Marco Koole Name: Marco Koole Title: Statutory Director

[SIGNATURE PAGE TO NINTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent
By: /s/ Todd Milenius
Name:    Todd Milenius
Title:    Senior Vice President

[SIGNATURE PAGE TO NINTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

KEYBANK NATIONAL ASSOCIATION, as Lender
By: /s/ Jonathan Roe
Name:    Jonathan Roe
Title:    Vice President

[SIGNATURE PAGE TO NINTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

JPMORGAN CHASE BANK, N.A., as Lender
By: /s/ Erik Barragan
Name:    Erik Barragan
Title:    Authorized Officer

[SIGNATURE PAGE TO NINTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

J.P. MORGAN EUROPE LIMITED, as European Agent
By: /s/ Matthew Sparkes
Name:    Matthew Sparkes
Title:    Authorised Officer
J.P. MORGAN AG, as Lender
By: /s/ Matthew Sparkes
Name:    Matthew Sparkes
Title:    Authorised Officer

[SIGNATURE PAGE TO NINTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

CITIZENS BUSINESS CAPITAL, A DIVISION OF CITIZENS ASSET FINANCE, INC., as Lender
By: /s/ David Slattery
Name:    David Slattery
Title:    Vice President